EXHIBIT (5)
                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900         WASHINGTON, D.C.
   SACRAMENTO                                                 WEST PALM BEACH
                              WRITER'S DIRECT LINE


                               September    , 1997


                                      DRAFT


   National Research Corporation
   1033 "O" Street
   Lincoln, Nebraska  68508

   Ladies and Gentlemen:

             We have acted as counsel for National Research Corporation, a Nebraska corporation (the "Company"), and the majority shareholder of the Company (the "Selling Shareholder") with respect to the preparation of a Registration Statement on Form S-1 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 2,100,000 shares of the Company's common stock, $.001 par value ("Common Stock"), together with up to 315,000 additional shares of Common Stock being registered to cover the over-allotment option granted by the Selling Shareholder to the underwriters.

             In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Restated Articles of Incorporation and Restated Bylaws of the Company, as amended to date and as proposed to be restated immediately prior to the effective date of the Registration Statement; (c) resolutions of the Company's Board of Directors relating to the authorization of the issuance of certain of the securities covered by the Registration Statement; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Nebraska.

             2. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Company, when the price thereof has been determined by action of the Company's Board of Directors and when issued and paid for in the manner contemplated in the Registration Statement and Prospectus, will be validly issued, fully paid and nonassessable.

             3. The shares of Common Stock covered by the Registration Statement that are to be offered and sold by the Selling Shareholder are, and when sold in the manner contemplated in the Registration Statement and Prospectus will continue to be, validly issued, fully paid and nonassessable.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,


                                           DRAFT


                                      FOLEY & LARDNER